UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2008
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
1.01	Entry Into a Material Definitive Agreement
9.01	Financial Statements and Exhibits

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On October 31, 2008, Nord Resources Corporation ("Nord") entered into a processing agreement (the "Processing Agreement") with Texas Canyon Rock & Sand, Inc. ("Texas Canyon") for a term of five years. The following summary of the Processing Agreement does not purport to be complete and is qualified in its entirety by reference to the Processing Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to the terms of the Processing Agreement, Nord will grant Texas Canyon the exclusive right to crush and process rock from its Johnson Camp Mine with no mineral value (the "Waste Rock") into decorative rock (the "Decorative Rock"). All Decorative Rock processed by Texas Canyon will be the property of Nord and Nord will pay a processing fee of $6.25 per ton of Decorative Rock; such processing fee is based upon the price of diesel fuel at $4.00 per gallon. Commencing after January 31, 2009, Nord shall purchase a minimum amount of Decorative Rock from Texas Canyon as follows:

    A minimum of 6,000 tons per month or 18,000 tons in the first quarter;

    A minimum of 8,000 tons per month or 24,000 tons in the second quarter; and

    A minimum of 10,000 tons per month or 30,000 tons in each quarter thereafter.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
10.1	Processing Agreement with Texas Canyon Rock & Sand, Inc. dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: November 5, 2008	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer